UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

MAGICJACK VOCALTEC LTD.
(Exact name of registrant as specified in its charter)

Israel	000-27648
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

12 HAOMANUT STREET, 2nd FLOOR
POLEG INDUSTRIAL AREA, NETANYA, ISRAEL 42504
(Address of principal executive offices, including zip code)

Telephone: (561) 749-2255
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On June 28, 2018, magicJack VocalTec Ltd. (the “Company” or “magicJack”) issued a press release announcing its receipt from the Israel Tax Authority (“ITA”) of a withholding tax ruling (“ITA Ruling”) related to the pending merger transaction involving the Company, B. Riley Financial, Inc. (“B. Riley”) and B. R. Acquisition Ltd.  A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.   Pursuant to the now shareholder-approved merger, B. Riley will purchase all outstanding magicJack shares for $8.71 per share, except to the extent otherwise specified in the merger agreement.  Because the Company is an Israeli corporation, an Israeli withholding tax of 25% in a case of a shareholder that is an individual or corporate tax (currently, 23%) in a case of a shareholder that is an entity could be imposed on the proceeds payable to the Company’s shareholders.

As contemplated by the merger agreement, the Company applied for an exemption with the ITA to obtain exemptions from the Israeli tax withholding requirements for non-Israeli residents in connection with the B. Riley merger.  The ITA Ruling provides for that exemption but imposes certain requirements on shareholders to establish their eligibility for the exemption.  The purpose of this Form 8-K is to set forth those requirements imposed by the ITA for the exemption from withholding in connection with payment of the merger consideration to the Company’s shareholders.  This Form 8-K is intended to provide notice to the Company’s shareholders of the procedures shareholders must follow in order to receive the merger consideration to which they are entitled.  The Company is not requesting any forms or submissions by shareholders at this time.  Please do not submit any forms or other materials to the Company or its representatives in connection with the merger until requested.

Non-Israeli Shareholders Holding Shares through Non-Israeli Brokers.   If a shareholder holds shares through a U.S. or other non-Israeli brokerage company or other nominee, the shareholder must complete a “Declaration of Status For Israeli Income Tax Purposes” (“Declaration of Status”) verifying the shareholder’s eligibility for the exemption.  The eligibility requirements include that the shareholder owns less than 5% of the Company’s outstanding stock; purchased the shares after the initial public offering date of February 7, 1996; and is not a resident of Israel.  The Declaration of Status form will be provided to shareholders by the paying agent after the effective date of the merger.

Non-Israeli Shareholders Holding Shares through Israeli Brokers.  If a shareholder holds Company shares through an Israeli brokerage company, the shareholder may be eligible for an exemption from the Israeli withholding tax.  The shareholder must complete the Declaration of Status form verifying their eligibility.  The eligibility requirements are that the shareholder own less than 5% of the Company’s outstanding stock; purchased the shares after the initial public offering date of February 7, 1996; and is not a resident of Israel.

Registered Shareholders.  For a record holder of shares of Company common stock, there are different requirements to qualify for the exemption from the Israeli withholding tax:

Shareholders with expected merger proceeds of up to $100,000:  If the shareholder is a registered holder and is entitled to receive gross merger proceeds of up to $100,000 and is not a resident of Israel and not an Israeli citizen, the shareholder must complete and deliver the Declaration of Status.  If the shareholder is a registered holder and is entitled to receive merger proceeds of up to $100,000 and is an Israeli citizen and is a tax resident of another country, the shareholder will be eligible for the withholding exemption only if the shareholder delivers a completed Declaration of Status and a Tax Residence Certificate issued by the country in which such shareholder resides.  If such registered shareholder is an Israeli citizen and a tax resident of the United States, a Tax Residence Certificate must be issued by the U.S. Internal Revenue Service on Form 6166 (Certification of U.S. Tax Residency).

Shareholders with expected merger proceeds of greater than $100,000 but up to $250,000:

Individuals:  If the shareholder is an individual registered holder who is not a resident of Israel for Israeli income tax purposes (regardless of citizenship), and is entitled to receive merger proceeds of greater than $100,000 but not more than $250,000, the shareholder must deliver (i) a completed Declaration of Status and (ii) a Tax Residence Certificate issued by the tax authority of the country in which the shareholder resides.

Entities:  If the shareholder is an entity (for example, corporation, partnership, limited liability company) which is not regarded as a resident of Israel for Israeli income tax purposes, the shareholder must complete and deliver (i) the Declaration of Status, executed by an officer, director or other individual with signature authority over the entity and (ii) a Tax Residence Certificate that is issued by the tax authority of the country in which the shareholder resides.

Other Shareholders.  If a shareholder –

•	is a resident of Israel for Israeli income tax purposes;

•	holds magicJack shares in registered form (a record holder) and the expected proceeds to the shareholder exceeds $250,000; or

•	does not fall within one of the categories described above that is eligible for exemption from the Israeli withholding tax,

then Israeli withholding tax will be imposed on the sales proceeds paid to that shareholder unless the shareholder applies to the Israeli Tax Authority and obtains a withholding tax exemption.  The amount withheld will be either (i) 25% of gross proceeds in the case of a shareholder that is an individual or  (ii) corporate tax (currently, 23%) of gross proceeds in the case of a shareholder that is an entity.

The foregoing relates only to Israeli withholding tax.  Shareholders may be required to submit other documentation (including IRS Form W-8 or W-9) to avoid U.S. income tax withholding that could apply to the merger consideration to which a shareholder is entitled. Further information will be provided to shareholders as soon as possible after the effective time of the merger as contemplated in the merger agreement.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1          Press release issued by the Company on June 28, 2018, announcing the ITA withholding tax ruling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Thomas Fuller
Name: Thomas Fuller
Title: Chief Financial Officer

Date: June 28, 2018